                                       EX-10.8


                                  PURCHASE AGREEMENT
                                  ------------------

    AGREEMENT (the "Agreement") dated the 31st day of October 1995 by and among Waters Filter & Cooler Inc., a corporation existing under the laws of the State of New York, (hereinafter referred to as "WFC") referred as the Seller, and the Puro Corporation of America, a New York Corporation (referred to as "Puro"), the Purchaser.

                                      WITNESSETH
                                      ----------

    WHEREAS, Alan Waters is the original and controlling shareholder of WFC and holds a total of one hundred (100) shares of the Common Stock, representing one hundred percent of all such voting and non voting shares issued and outstanding, is desirous to sell selected assets owned by WFC with Puro assuming selective liabilities of WFC.


    1.  PURCHASE PRICE:

    The purchase price to be paid to the Sellers by the Purchaser for selected assets of WFC shall be SEVEN HUNDRED THOUSAND DOLLARS ($700,000) which is derived, based and calculated upon the following representations:
    (a) The sellers have represented that the most recent twelve month revenues from cooler rentals (600 units) by WFC to be approximately One Hundred Twenty Eight Thousand Dollars ($128,000). Attached hereto as Exhibit 1.
    (b) The revenue received during the same twelve month period from water sales and equipment sales, service and warranty repairs to be approximately Four Hundred Sixty two Thousand Dollars ($462,000). Attached hereto as Exhibit 2.
    (c) The Sellers shall also convey to the Purchaser all operating assets of WFC, including, but not necessarily limited to customer lists, rental agreements, supply agreements, files, records, telephone numbers, advertising and non compete agreements, furniture and fixtures, coolers, bottles, crates, racks, contracts, computer programs, trade and assumed names, inventory, leasehold to premises known as 124 W. 30th Street, New York City and two Ford Vans being presently leased from M.T.P. Leasing Company Services Inc.
    Any and all security returned on the cancellation of the said lease shall be the sole property of the Seller.
    The Purchaser shall assume the lease on the two Ford Vans which has an approximate, consolidated payment of One Thousand Dollars ($1,000) per month.


    2.  PAYMENT OF ASSETS:

    The purchase money that may be due and owing for the purchase of the assets of

WFC, as determined pursuant to paragraph 1, shall be paid to WFC as follows:
    (a) At the date of closing, by certified check, payable to WFC or whomever else the Seller designates in writing on or before the date of closing, the sum of Three Hundred Thousand Dollars ($300,000).
    (b) The giving of a variable note, a copy of which is attached, by the Purchaser in the face amount of Four Hundred Thousand Dollars ($400,000), payable over fifty two months as follows: Interest only at the rate of nine percent (9%), payable monthly, for fourth months. Then equal monthly installments of interest (9%) and principal, in the amount of Nine Thousand Nine Hundred Fifty Four Dollars and four Cents ($9,954.04) over the next forty eight (48) months when said note shall be paid in full. The amount due the Seller on the note under this sub-paragraph "b", shall be adjusted dollar for dollar in accordance with the yearly gross increase or decrease* in the Purchasers gross revenues received from the items listed under paragraph 1., sub-division "a and b" of this agreement, for the year ending October 31, 1996. Said amount to be deducted or added to the balance, two years from the date of this agreement. *Guarantee $590,000.00 less $27,000.00 for advertising allowance.


    3.  REPRESENTATIONS OF THE PURCHASER:

    (a) Purchaser will assume and pay from the execution of this agreement all monthly payments due for the leasing of the two Ford Vans from M.T.P. Auto Leasing and Service Inc., and all payments due and owing the yellow pages for advertisements of the corporations and agree to retain said yellow page adds at a minimal presence for a period of one year, if there is a minimal presence with regard to the advertising.
    (b) Assume all accounts receivables up to sixty days old and all accounts payable, a list of which shall be attached hereto. Accounts Payable shall be first deducted from the accounts receivable and if there is a positive accounts receivable balance, said money shall be paid over to the Seller within ten days of receipt of the money. If there should be a negative balance deducting the accounts payables from the account receivables, said minus monies shall be deducted from current payments.
    (c) Purchaser shall assume all equipment and service contracts between WFC and its customers. A list of cooler contracts being assumed is attached hereto.
    (d) Purchaser shall fully comply with its obligations under the New York State Bulk Assets Sales Law.
    (e) Purchaser represents that it has full power and legal right to execute, deliver and perform this agreement. The execution, delivery and performance of this agreement will not contravene any provision of the certificate of incorporation or by-laws of the Purchaser.


    4.  REPRESENTATIONS OF THE SELLERS:

    (a) The Sellers represent that WFC's Federal, State and Local taxes have been or will be filed and paid. If for any reason a tax audit is made of WFC, and a claim for past taxes is made to the Purchaser, any money paid pursuant to these claims shall be deducted from the money due and owing Sellers in accordance with paragraph 1 of this agreement. In the event of a tax audit, Puro must notify the Sellers in accordance with paragraph 10 herein.
    (b) Seller further represent that it in lieu of fully comply with New
York State's Bulk Sales Law* and cooperate with the Purchasers in the compliance of Bulk Sales Law. Any failure to comply or cooperate by the Sellers which results in a claim against the Purchaser, shall be offset against any money due and owing under this agreement. An affidavit as to all accounts payable of the Corporation and it any left out, said amount is to be deducted from the note if there is not enough accounts receivable to cover the discrepancy. *By executing annexed affidavit.
    (c) Sellers agree to present the following lists which shall be attached to this agreement and be considered a part thereof. Contract Cooler Rental Customers, Accounts Receivable of less than sixty days, Accounts Payable, Assets being transferred to Purchaser, Office Equipment, Telephone Numbers used by the Sellers.
    (d) Sellers advises the Purchasers that it has an oral agreement with the company The Great Waters of America Inc., which is made up of Deer Park, Poland Springs, Great Bear and Perrier Group, to deliver water to its customers. The Sellers agree to notify the Great Water Company that its services are no longer need as of November 1, 1995 and that the Puro Corporation of America will begin servicing the accounts as of that date. It shall also advise The Great Water Company of America that its empty water bottles will be retrieved by Puro will be returned to them for a Ten Dollar credit per bottle against WFC's accounts payable. Sellers warrant that if any of the customers so serviced are lost to any of the companies here above mentioned within one year from the execution of this agreement, Puro shall have the right to deduct, dollar for dollar any such lost from the end of the note referred to, in paragraph 3 of this agreement. There shall be no offset for any account that is lost strickly because of the lack of performance by Puro.
    (e) If an existing WFC customer being presently served by Deer Park refuses water from Puro, Puro will continue to maintain the account through Deer Park, but an adjustment will be made on WFC's back end, guaranteed as follows: Puro's cost of water at $1.50 per bottle subtracted from Deer Park's cost to WFC ($4.70 per bottle). Fifty percent of said difference will result in a deduction of WFC's represented revenues.


    5.  ACCOUNTS RECEIVABLE:

    Purchaser agrees to assume the Sellers accounts receivables and use same as a set off against the accounts payable of the Sellers which are also being assumed under this agreement. In the event there is a credit balance for the accounts receivable, the Purchaser agrees to pay over said excess money to the Sellers within ten days of receipt of same. If there be a minus balance however between the accounts receivable and accounts payable, this money shall be deducted current payments, on the note.


    6.  RESTRICTIVE COVENANT:

    Seller Corporation covenant that it will not reestablish, reopen, be engaged in, nor in any manner whatsoever become interested, directly or indirectly, as an owner, as a partner, as an agent, or as a private stockholder, director or officer of a corporation, or otherwise, in any business, trade or occupation similar to the one operated by the corporation WFC, within the counties of Suffolk, Nassau, Westchester and the City of New York for a period of fifty seven (57) months from the date of this agreement.


    7.  GOVERNING LAW:

    This Agreement shall be governed by the laws of the State of New York without giving effect to the principle of Conflict of Law.


    8.  ARBITRATION:

    Any dispute relating to the interpretation or performance of this Agreement shall be resolved at the request of either party through binding arbitration in accordance with the rules of the American Arbitration Association. Judgment of any award determined by the arbitrators may be entered in any appropriate court having jurisdiction. In the event arbitration is commenced to enforce any of the terms of this agreement, the prevailing party in the arbitration shall be entitled to the costs thereof, including reasonable attorneys fees.


    9.  CAPTIONS:

    The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement nor the intent of any provision thereof.


    10.  NOTICE:

    All notices, request or other communications required hereunder shall be in writing and shall be deemed to have been duly given or made, if personally delivered, or if mailed by United States certified mail, return receipt requested, to the parties:
    The Sellers:        460 Linda Drive
                   East Meadow, New York 11554

    The Purchaser:      56-45 58th Street
                   Maspeth, New York 11378
or at such other address as shall be specified in writing by either of the parties to the other in accordance with the terms and conditions of this paragraph.


    11.  BROKERAGE:

    Each party represents to the other party that it has dealt with no finder or broker in connection with any of the transactions contemplated by this agreement or the negotiations looking forward to the consummation of this agreement and that no broker or other person is entitled to any compensation, commission or finder's fee in connection with any such transactions or negotiations, and each party hereby indemnifies each other party against and agrees to hold such other party harmless from any liability or expense which may be imposed by or incurred by such other party in connection with any claim by any such finder or broker based upon any alleged arrangement or communication with the indemnifying party.


    12.  EXPENSES:

    Whether or not the transaction contemplated by this agreement shall be consummated, all expenses incurred by the Sellers or the Purchaser, in connection with the transactions contemplated hereby shall be the responsibility of and for the account of the party who ordered the particular service or incurred the particular expense.

    This Agreement may not be changed orally. The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and their respective legal representatives, successors and assigns.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be made and Executed the day and year first above written.


                                  Water Filter and Cooler Inc.


                             by /s/ Alan Waters              Pres.
                               ------------------------------


                             --------------------------------

                                  Puro Corporation of America


                             by /s/ Scott Levy               Pres.
                                -----------------------------

                                       BILL OF SALE

KNOW ALL MEN BY THESE PRESENT, that Waters Filter and Cooler Inc. of 124 W. 31st Street, New York New York 10001, in consideration of the sum of Seven Hundred Thousand Dollars ($700,000), lawful money of the United States, paid to me in hand by the Puro Corporation of America, 56-45 58th Street, Maspeth New York, receipt of which is hereby acknowledged, has bargained and sold, and by these present does grant and convey unto Puro Corporation of America, its successors and assigns, the
    a.  Inventory and Coolers valued at $200,000.00
    b.  Furniture, Fixtures and Equipment valued at $1,000.00
    c.  Goodwill value at $489,000.00
    d. Restrictive Covenant, Not To Compete valued at $10,000.00 lists of which are attached hereto as exhibits A and B respectively.
    To Have and Hold the same by Puro Corporation of America, its successors and assigns forever;
    And Waters Filter and Cooler Inc. warrants and represents to Puro Corporation of America that the title conveyed is good, its transfer is appropriate and rightful, and the accounts, containers and water coolers described in Exhibit A and B are and have been delivered free of any security interest, lien and encumbrance thereon.

    EXECUTED this 31st day of October 1995 at 56-45 58th Street, Maspeth New
York.



                                  Waters Filter and Cooler Inc.


                             by /s/ Alan Waters              Pres.
                                -----------------------------

                               ------------------------------


State of New York)
County of       ,)


    On October 31st, 1995 before me a notary public for the State of New York, personally appeared Alan Waters, known to me or proved to me to be the President of Waters Filter and Cooler Inc., the person whose name is subscribed to the within Bill of Sale and acknowledged to me that he executed same.


                                  --------------------

                               VARIABLE PROMISSORY NOTE

$400,000.00                                                     OCTOBER 31, 1995

    For value received, Puro Corporation of America, maintaining offices at 56-45 58th Street, Maspeth New York 11378 promises to pay to the order of Waters Filter and Cooler Inc. (WFC) maintaining offices at 124 W. 30th Street, New York New York 10001, Four Hundred Thousand Dollars ($400,000.00), with interest at nine percent (9%) per annum in the following manner: Interest only payment of Three Thousand Dollars ($3,000) on December 1, 1995 and on the first day of each month thereafter through March 1, 1996. Principal and interest payments in the amount of Nine Thousand Nine Hundred Fifty Four Dollars and Four Cents ($9,954.04) payable on April 1, 1996 and monthly thereafter until March 1, 2000, when the entire amount is fully paid with interest from the date hereof.

    Payments shall be made at such locations as WFC may from time to time designate in writing.

    Maker waives trial by jury in the event any action is commenced under this Note.

    Maker will pay all reasonable costs and expenses of collection of this Promissory Note incurred by Payee or holder of this Note, including court costs and reasonable attorney's fees if collected by or through an attorney at law.

    If any of the following events shall occur, such event shall be deemed an "Event of Default" hereunder:
    a. If Maker shall fail to make any payment of principal or interest which shall become due and payable pursuant to the terms of this Note within ten (10) days after such due date (the "Grace Period"); or
    b. If (i) a receiver, liquidator, custodian or trustee (or similar official) is appointed by court order for Maker or for any property of Maker and such appointment is not discharged within thirty (30) days following the date of such appointment; (ii) Maker default in the payment of any principal or interest due on any material obligation for money borrowed by Maker, or do not generally pay its debts as such become due, the result of which is that the holder of such obligations for money borrowed or the payee of such debts accelerates the date upon which such obligations or debts would otherwise be due and payable; (iii) execution is levied against any material asset of Maker and not paid or satisfied prior to any execution sale; (iv) a petition, complaint or other pleading is filed against Maker under any bankruptcy, reorganization, arrangement, composition, insolvency, readjustment of debt, dissolution, or liquidation law of the United States or the State of New York, whether now or hereafter in effect, which petition is not dismissed within sixty (60) days after such filing; (v) Maker files a petition, complaint, or other pleading under the Bankruptcy Code or otherwise seeks, or takes any action in anticipation of seeking relief under any provision of any bankruptcy, reorganization, arrangement, composition, insolvency, readjustment of debt, dissolution or liquidation law of the United States or the State of New York, whether now or hereafter in effect, or consent to the filing of any such petition, complaint or other pleading against it under any such law, or (vi) Maker makes a general assignment for the benefit of his or its respective creditors or consents to the appointment of a receiver, trustee, custodian, or liquidator (or other similar official) of Maker of their respective property.

    The remedies of Payee or other holder of this note are cumulative and not exclusive of any remedies provided by law. No failure on the part of the Payee or other holder of this Note to exercise, no delay by Payee or other holder of this note in exercising, and no course of dealing with respect to any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Payee or other holder of this Note or any right hereunder preclude any other further exercise thereof or the exercise of any other right. A waiver by Payee or other holder of this Note of any breach of any provision of this Note shall not operate or be construed as a waiver of similar or dissimilar provisions at the same time or at any prior or subsequent time.

    Maker hereby waives any exemption right against the indebtedness evidenced by this Note, and diligence, presentment, protest and demand, as well as all notices of any kind with respect to this note, including, without limitation, notice or extension, dishonor, protest, demand and nonpayment of this Note.

    This Note shall be deemed a New York contract and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws.

    This Note is subject to the terms and conditions contained in the Purchase Agreement executed simultaneous hereto between Puro Corporation of America, Waters Filter and Cooler Inc.

Attest:                           Puro Corporation of America


                              by /s/ Scott Levy                  Pres
----------------------------    ---------------------------------

    ALAN WATERS, as President of Waters Filter & Cooler Inc. (hereinafter referred to as "Waters"), being duly sworn, deposes and says:

         1. I am the President of Waters and I am making this affidavit to induce Puro Corporation of America (hereinafter referred to as "Puro") to purchase selective assets of Waters. The annexed computer run represents all accounts payable available to him as of the date hereof, and that he acknowledges that there will be additional accounts payable coming. I hereby agree that I am to be charged with all accounts payable due and payable up to and including October 31, 1995.

         2. That this affidavit is given in lieu of compliance with the New York State Bulk Sales Act.


                             /s/ Alan Waters
                             ----------------------------
                             ALAN WATERS


Sworn to before me this
2nd day of November, 1995




------------------------
Notary Public

    ALAN WATERS, as President of Waters Filter & Cooler Inc. (hereinafter referred to as "Waters"), being duly sworn, deposes and says:

         1. I am the President of Waters and I am making this affidavit to induce Puro Corporation of America (hereinafter referred to as "Puro") to accept the sixty (60) day or less accounts receivable of Waters. The annexed computer run represents all of the accounts receivable available to him as of the date hereof, and that he acknowledges that there will be additional accounts receivable due and payable up to and including October 31, 1995, yet to be determined. I hereby agree to be bound by the following conditions: That the accounts payable are to be offset by the accounts receivable as per the Purchase Agreement. In the event the accounts payable are greater than the accounts receivable, then the difference between the two shall be paid to the Purchaser as per the Purchase Agreement. In the event the accounts receivable are greater than the accounts payable, then the difference between the two shall be paid to the Purchaser as per the Purchase Agreement.

         2. Based upon an examination of the accounts receivable and payable, there is currently due to Waters the sum of

$ 0 and said sum will be paid to Waters out of the first collections received on behalf of Waters.


                             /s/ Alan Waters
                             ----------------------------
                             ALAN WATERS


Sworn to before me this
2nd day of November, 1995



----------------------------
Notary Public



AGREED TO AND ACCEPTED:

PURO CORPORATION OF AMERICA


By: /s/ Scott Levy Pres
   ----------------------

    ALAN WATERS hereby covenants and agrees that he will personally guarantee all of the terms and conditions, including the restrictive covenant of a certain Purchase Agreement between Waters Filter & Cooler Inc. and Puro Corporation of America, and further agrees to be personally bound by the restrictive covenant contained in said Purchase Agreement, a copy of which is hereby annexed.


                                  /s/ Alan Waters
                                      --------------------
                                      ALAN WATERS

                             PURO CORPORATION OF AMERICA
                                  56-45 58TH STREET
                               MASPETH, NEW YORK 11378


                                   October 31, 1995

Alan Waters
460 Linda Drive
East Meadow, New York 11554

Re: Transition Agreement
    Puro Corporation of America with Waters Filter and Cooler Inc.

Dear Mr. Waters:

    This will confirm the arrangements, terms and conditions whereby Alan Waters (hereinafter referred to as "Waters") will be associated with Puro Corporation of America (hereinafter referred to as "Puro").

    You will be retained for a period of two years as a Consultant to Puro for the orderly retention and smooth transition of the Waters Filter and Cooler Inc. customers into the Puro firm. You will also be required, on a project to project basis to be involved in the marketing and sales promotions for the Waters Filter and Cooler Inc. customers taken over by Puro. You will place heavy emphasis on the New York City plumbing industry and high-level existing Sales Association contracts. As Consultant you will be required to devote a minimum of eight hours a day, four days a week for six months from the date of this agreement. For the following six months, you will be required to devote the same daily hours but for a minimum of only three days per week.
For the second year of this agreement, you are required only to work up to three days per week. You are also required to use your best efforts to insure Puro's quite enjoyment of the Waters company accounts. This consulting agreement is in consideration for Puro's purchase of selected assets of Waters Filter and Cooler Inc. on this date. As further consideration for this agreement, Puro agrees to provide you and your wife over the two year period major medical coverage either through Cobra or Puro's company medical plan.

    This agreement shall not be assignable by either party, nor may it be changed orally.

                             Very truly yours,


                             by /s/ Scott Levy    Pres.
                                -----------------------

Dated:  October 31, 1995
Agreed and Accepted by
/s/ Alan Waters
   ------------

                                     AMENDMENT TO


                      PURCHASE AGREEMENT DATED OCTOBER 31, 1995
                     TRANSITION AGREEMENT DATED OCTOBER 31, 1995

                                       BETWEEN

                    WATERS FILTER & COOLER, INC., AND ALAN WATERS

                                         AND

                             PURO CORPORATION OF AMERICA

By their signatures below both parties agree to amend the subject Purchase Agreement as follows:
Section 2b (copy of original attached) shall have a guarantee of $475,000 instead of $590,000.

By their signatures below both parties agree to amend the subject Transition Agreement (encl) as follows:
    Second paragraph, fourth through sixth sentences becomes: As Consultant you will devote full time at normal working hours to the conduct of the business.

As Agreed and Accepted this date:  March 29, 1996


/s/ Alan Waters                        /s/ Scott Levy
    --------------------------             ----------------------------
    Alan Waters, President                 Scott Levy, President
    Waters Filter & Cooler, Inc.           Puro Corporation of America



/s/ Alan Waters
    ----------------------
    Alan Waters

                             PURO CORPORATION OF AMERICA
                                  56-45 58TH STREET
                               MASPETH, NEW YORK 11378


                                   October 31, 1995

Alan Waters
460 Linda Drive
East Meadow, New York 11554

Re: Transition Agreement
    Puro Corporation of America with Waters Filter and Cooler Inc.

Dear Mr. Waters:

    This will confirm the arrangements, terms and conditions whereby Alan Waters (hereinafter referred to as "Waters") will be associated with Puro Corporation of America (hereinafter referred to as "Puro").

    You will be retained for a period of two years as a Consultant to Puro for the orderly retention and smooth transition of the Waters Filter and Cooler Inc. customers into the Puro firm. You will also be required, on a project to project basis to be involved in the marketing and sales promotions for the Waters Filter and Cooler Inc. customers taken over by Puro. You will place heavy emphasis on the New York City plumbing industry and high-level existing Sales Association contracts. As Consultant you will be required to devote a minimum of eight hours a day, four days a week for six months from the date of this agreement. For the following six months, you will be required to devote the same daily hours but for a minimum of only three days per week. For the second year of this agreement, you are required only to work up to three days per week. You are also required to use your best efforts to insure Puro's quite enjoyment of the Waters company accounts.
This consulting agreement is in consideration for Puro's purchase of selected assets of Waters Filter and Cooler Inc. on this date. As further consideration for this agreement, Puro agrees to provide you and your wife over the two year period major medical coverage either through Cobra or Puro's company medical plan.

    This agreement shall not be assignable by either party, nor may it be changed orally.

                             Very truly yours,


                             by /s/ Scott Levy    Pres.
                                ------------------

Dated:  October 31, 1995
Agreed and Accepted by
/s/ Alan Waters
    --------------------

                                     REVISION TO
                               AMENDMENT DATED 3/29/96

                     OF PURCHASE AGREEMENT DATED OCTOBER 31, 1995
                   AND TRANSITION AGREEMENT DATED OCTOBER 31, 1995


                                       BETWEEN
                    WATERS FILTER & COOLER, INC., AND ALAN WATERS
                                         AND
                             PURO CORPORATION OF AMERICA

In recognition of the assumption of managerial responsibilities for the Service Department of Puro by Alan Waters, that certain Amendment dated 3/29/96 to the Purchase and Transition Agreements dated 10/31/95 is hereby revised (copy attached). The language TO BE REVISED is:

         By their signatures below both parties agree to amend the subject Purchase Agreement as follows:
           SECTION 2b (COPY OF ORIGINAL ATTACHED) SHALL HAVE A GUARANTEE OF $475,000 INSTEAD OF $590,000.

The NEW language shall be:

         By their signatures below both parties agree to amend the subject Purchase Agreement as follows:
         SECTION 2b (COPY OF ORIGINAL ATTACHED) SHALL HAVE A GUARANTEE OF $475,000 LESS 5% PER MONTH FOR EACH MONTH UP TO SEVEN MONTHS (35%) STARTING 4/1/96 THAT ALAN WATERS CONTINUES TO ASSUME MANAGERIAL RESPONSIBILITIES FOR THE SERVICE DEPARTMENT OF PURO.



As Agreed and Accepted this date:  May 23, 1996


    /s/ Alan Waters                        /s/ Scott Levy
    ----------------------                 -----------------------
    Alan Waters, President                 Scott Levy, President
    Waters Filter & Cooler, Inc.           Puro Corporation of America



    /s/ Alan Waters
    ----------------------
    Alan Waters

                                     AMENDMENT TO


                      PURCHASE AGREEMENT DATED OCTOBER 31, 1995
                     TRANSITION AGREEMENT DATED OCTOBER 31, 1995


                                       BETWEEN

                    WATERS FILTER & COOLER, INC., AND ALAN WATERS

                                         AND

                             PURO CORPORATION OF AMERICA


By their signatures below both parties agree to amend the subject Purchase Agreement as follows:
  SECTION 2b (COPY OF ORIGINAL ATTACHED) SHALL HAVE A GUARANTEE OF $475,000 INSTEAD OF $590,000.

By their signatures below both parties agree to amend the subject Transition Agreement (encl) as follows:
  SECOND PARAGRAPH, FOURTH THROUGH SIXTH SENTENCES BECOMES:  AS CONSULTANT
    YOU WILL DEVOTE FULL TIME AT NORMAL WORKING HOURS TO THE CONDUCT OF THE BUSINESS.

As Agreed and Accepted this date:  March 29, 1996


    /s/ Alan Waters                        /s/ Scott Levy
    ----------------------------               -----------------------
    Alan Waters, President                 Scott Levy, President
    Waters Filter & Cooler, Inc.           Puro Corporation of America



    /s/ Alan Waters
    ----------------------------
    Alan Waters